Exhibit 99.2

Apple Inc.

Q3 2009 Unaudited Summary Data

	Q2 2009		Q3 2008		Q3 2009		Sequential Change		Year/Year Change
	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	809	$3,517	1,134	$3,435	1,147	$3,827	42%	9%	1%	11%
Europe	658	2,097	576	1,648	626	2,006	- 5%	- 4%	9%	22%
Japan	109	500	102	365	108	416	- 1%	- 17%	6%	14%
Retail	438	1,471	476	1,445	492	1,496	12%	2%	3%	4%
Other Segments (1)	202	578	208	571	230	592	14%	2%	11%	4%

Total Operating Segments	2,216	$8,163	2,496	$7,464	2,603	$8,337	17%	2%	4%	12%

	Units K	Revenue $M	Units K	Revenue $M	Units K	Revenue $M	Sequential Change		Year/Year Change
							Units	Revenue	Units	Revenue
Product Summary
Desktops (2)	818	$1,050	943	$1,373	849	$1,129	4%	8%	- 10%	- 18%
Portables (3)	1,398	1,895	1,553	2,237	1,754	2,200	25%	16%	13%	- 2%

Subtotal CPUs	2,216	2,945	2,496	3,610	2,603	3,329	17%	13%	4%	- 8%
iPod	11,013	1,665	11,011	1,678	10,215	1,492	- 7%	- 10%	- 7%	- 11%
Other Music Related Products and Services (4)		1,049		819		958		- 9%		17%
iPhone and Related Products and Services (5)	3,793	1,521	717	419	5,208	1,689	37%	11%	626%	303%
Peripherals and Other Hardware		358		437		341		- 5%		- 22%
Software, Service and Other Sales		625		501		528		- 16%		5%

Total Apple		$8,163		$7,464		$8,337		2%		12%

(1)	Other Segments include Asia Pacific and FileMaker.

(2)	Includes iMac, Mac mini, Mac Pro and Xserve product lines.

(3)	Includes MacBook, MacBook Air and MacBook Pro product lines.

(4)	Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

(5)	Units consist of iPhone handset sales; Revenue is derived from handset sales, carrier agreements, and Apple-branded and third-party iPhone accessories.

K = Units in thousands

$M = Amounts in millions